UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

On October 25, 2011, iStar Financial Inc. sold substantially all of its interests in Oak Hill Advisors, L.P. and related entities in an all cash transaction.  The transaction was completed in part through sales of interests to an unrelated third party and to the principals of Oak Hill, and in part through a redemption of interests by Oak Hill Advisors, L.P.  iStar expects to record a pre tax gain in the fourth quarter in the range of approximately $30 million on the carrying value of the investment.  Glenn R. August, a director of iStar who was appointed to its board of directors in connection with iStar’s acquisition of the Oak Hill interests in 2005, is the president and senior partner of Oak Hill Advisors, L.P. and acquired a portion of the interests in the transaction.  Mr. August recused himself from the deliberations of iStar’s board with respect to the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	October 25, 2011	By:	/s/Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date:	October 25, 2011	By:	/s/David DiStaso
David DiStaso
Chief Financial Officer